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                                                                   Exhibit 10.21

                            DEBT REPAYMENT AGREEMENT


          THIS DEBT REPAYMENT AGREEMENT (this "Agreement") is entered into as of the 12th day of April, 1999, by and between DTM Corporation, a Texas corporation (the "Company"), and DTM Acquisition Company, L.P., a Texas limited partnership ("DTMAC").

                                   RECITALS:

          WHEREAS, DTMAC holds all right, title and interest in and to a $909,273.63 receivable (the "Debt") owed by the Company;

          WHEREAS, the Company and DTMAC desire to formalize the terms and conditions pursuant to which the Debt will be repaid to DTMAC by the Company partially for cash and partially for shares of the Company's Common Stock, par value $0.0002 per share (the "Common Stock"); and

          WHEREAS, DTM's Board of Directors, including each director not affiliated with or with any interest in DTMAC or its affiliates, after due consideration of all factors it deems relevant, has approved the terms of the transactions hereunder as being fair and in the best interest of the Company's shareholders.

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the foregoing, the representations and warranties, mutual covenants and agreements hereinafter set forth and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed between the Company and DTMAC as follows:


     1.  Repayment of the Debt.
         ---------------------

     Cash Repayment. Subject to the terms and conditions of this Agreement, the Company shall deliver to DTMAC at the Closing repayment of $454,273.63 by check, wire transfer or any combination thereof. Upon receipt of this repayment, DTMAC agrees to execute the Release, in substantially the form attached hereto as Exhibit A.
---------

     Issuance of Common Stock. Subject to the terms and conditions of this Agreement, DTMAC agrees to purchase at the Closing, and the Company agrees to sell and issue to DTMAC at the Closing, 352,167 shares of the Common Stock.

     Closing. The closing of the transactions contemplated hereby shall take place at the offices of Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas at 10:00 a.m., on June 11, 1999, or at such other time and place as the Company and DTMAC mutually agree orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to DTMAC a certificate representing the Common Stock that DTMAC is purchasing against payment of the purchase price therefor by cancellation of indebtedness. DTMAC shall execute an instrument of cancellation and release, in substantially the form attached hereto as Exhibit A.
                                          ---------


     2.  Representations and Warranties of the Company. The Company hereby
         ---------------------------------------------
represents and warrants to DTMAC that:
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     Organization, Good Standing and Qualification.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement, the performance of all obligations of the Company under such agreements, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     Valid Issuance of Common Stock. The Common Stock that is being purchased by DTMAC hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable, free of preemptive rights, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

     Offering. Subject in part to the truth and accuracy of DTMAC's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     Disclosure. The Company has fully provided DTMAC with all the information that it has requested for deciding whether to purchase the Common Stock and all information that the Company believes is reasonably necessary to enable it to make such decision. To the best of the Company's knowledge, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


     3.  Representations and Warranties of DTMAC.  DTMAC hereby represents and
         ---------------------------------------
         warrants that:

     Authorization. DTMAC has full power and authority to enter into this Agreement, the Release and the Registration Rights Agreement and such Agreements constitute their respective valid and legally binding obligations of DTMAC, enforceable in accordance with their respective terms.

     Purchase Entirely for Own Account. This Agreement is made with DTMAC in reliance upon its representation to the Company, which by DTMAC's execution of this Agreement DTMAC hereby confirms, that the Common Stock to be received by DTMAC will be acquired for investment for DTMAC's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that DTMAC has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, DTMAC further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock.

     Disclosure of Information. DTMAC believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. DTMAC further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the business, properties, prospects and financial condition of the Company. The

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foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of DTMAC to rely thereon.

     Investment Experience. DTMAC is, or has been, an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock.

     Restricted Securities. DTMAC understands that the shares of Common Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, DTMAC represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          DTMAC is aware of the fact the sale of these securities in the State of Texas may be made in reliance upon exemptions provided under the Securities Act of Texas.

     Legend. It is understood that the certificates evidencing the Common Stock may bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

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     4.  Conditions of DTMAC's Obligations at Closing.  The obligations of DTMAC under Subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     Registration Rights Agreement. The Registration Rights Agreement, in substantially the form attached hereto as Exhibit B, shall have been executed
                                          ---------
and delivered by the Company and DTMAC, and shall be in full force and effect.

     Working Capital Line of Credit. The Company shall have obtained from a bank a working capital line of credit in the amount of at least $2.0 million by June 11, 1999.

          4.1 Filing of a Notification of Issuance of Additional Shares with Nasdaq. The Company shall have provided evidence of its filing of a Notification of Issuance of Additional Shares with The Nasdaq Stock Market.


     5.  Conditions of the Company's Obligations at Closing.  The obligations of
         --------------------------------------------------
the Company to DTMAC under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

     Representations and Warranties. The representations and warranties of DTMAC contained in section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     Performance. DTMAC shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     Delivery of Release. DTMAC shall have delivered the Release attached hereto as Exhibit A.
          ---------

     Registration Rights Agreement. The Registration Rights Agreement, in substantially the form attached hereto as Exhibit B, shall have been executed
                                          ---------
and delivered by the Company and DTMAC, and shall be in full force and effect.

     Working Capital Line of Credit. The Company shall have obtained from a bank a working capital line of credit in the amount of at least $2.0 million by June 11, 1999.

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     6.  Miscellaneous.
         -------------

     Survival of Warranties. The warranties, representations and covenants of the Company and DTMAC contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of six months.

     Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Common Stock purchased hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

     Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or mailed by first class certified or registered U.S. mail, return receipt requested, postage prepaid:

          If to the Company, at DTM Corporation, 1611 Headway Circle, Building 2, Austin, Texas 78754, Attention: John S. Murchison, III, President and Chief Executive Officer (fax (512) 339-0634), or at such other address or addresses as may have been furnished in writing by the Company to DTMAC, with a copy to Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701, Attention: J. Matthew Lyons, Esq. (fax (512) 477-5813); and

          If to DTMAC, at DTM Acquisition Company, L.P., 221 West 6th Street, Suite 1520, Austin, Texas 78701, Attention: Anthony Mariotti (fax (512) 320-
8940), or at such other address or addresses as may have been furnished to the Company in writing by DTMAC, with a copy to Locke Liddell & Sapp LLP, 100 Congress, Suite 300, Austin, Texas 78701, Attention: Curtis R. Ashmos, Esq. (fax (512) 305-4800).

          Notices provided in accordance with this Subsection 6.6 shall be deemed delivered upon personal delivery or three business days after deposit in the mail.

     Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. DTMAC agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which DTMAC or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless DTMAC from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     Expenses. Each of the Company and DTMAC shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

     Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or

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prospectively), only with the written consent of the Company and DTMAC. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

     Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                 [Remainder of page intentionally left blank.]

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

          IN WITNESS WHEREOF, the parties have executed this Debt Repayment Agreement as of the date first above written.


                                             DTM CORPORATION


                                             By: s/s JOHN S. MURCHISON, III
                                                ---------------------------
                                                     John S. Murchison, III
                                                     President and Chief
                                                     Executive Officer



                                             DTM ACQUISITION COMPANY, L.P.

                                             BY:  PROACTIVE-DTM, L.P.

                                             BY:  PROACTIVE FINANCE GROUP, LLC


                                             By: s/s ANTHONY MARIOTTI
                                                ---------------------------
                                                     Anthony Mariotti
                                                     Managing Member

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